Exhibit 10.20

LEASE AGREEMENT

Between

1440 CORPORATE, L.P.,

as Landlord,

and

EFJ, INC.,

as Tenant

March 31, 2006

20.	Condemnation		12
	(a)	Taking	12
	(b)	Material Taking	12
	(c)	Material Taking; Landlord’s Rights	12
	(d)	Taking of Parking	12
	(e)	Abatement	12
	(f)	Taking Award	12
	(g)	Savings Clause	13
21.	Fire or Other Casualty		13
	(a)	Repair Estimate	13
	(b)	Landlord’s and Tenant’s Rights	13
	(c)	Landlord’s Rights	13
	(d)	Repair Obligation	13
22.	Personal Property Taxes		14
23.	Events of Default		14
	(a)	Payment Default	14
	(b)	Estoppel	14
	(c)	Insurance	14
	(d)	Mechanic’s Liens	14
	(e)	Other Defaults	14
	(f)	Insolvency	15
24.	Remedies		15
	(a)	Termination of Lease	15
	(b)	Termination of Possession	15
	(c)	Perform Acts on Behalf of Tenant	16
25.	Payment by Tenant; Non-Waiver; Cumulative Remedies		16
	(a)	Payment by Tenant	16
	(b)	Non-Waiver	16
	(c)	Cumulative Remedies	16
26.	Landlord’s Default		16
27.	Waiver of Landlord’s Lien		17
28.	Surrender of Premises		17
29.	Holding Over		18
30.	Inspections		18
31.	Telecommunications; Roof Rights		18
	(a)	Telecommunications	18
	(b)	Rooftop Antennae	18
32.	Miscellaneous		19
	(a)	Landlord Transfer	19
	(b)	Landlord’s Liability	19
	(c)	Tenant’s Liability	19
	(d)	Tenant’s Right to Offset	19
	(e)	Force Majeure	19
	(f)	Brokerage	19
	(g)	Estoppel Certificates	19
	(h)	Notices	20
	(i)	Separability	20
	(j)	Amendments; and Binding Effect	20
	(k)	Quiet Enjoyment	20
	(l)	No Merger	20

(m)	Entire Agreement	20
(n)	Arbitration	20
(o)	Waiver of Jury Trial	21
(p)	Recording	21
(q)	Determination of Charges	21
(r)	Financial Reports	21
(s)	Prohibited Persons and Transactions	21
(t)	Governing Law	22
(u)	Survivability	22
(v)	Authority	22
(w)	Hazardous Materials	22
(x)	Attorney’s Fees	23
(y)	List of Exhibits	23

LEASE AGREEMENT

This LEASE AGREEMENT (this “Lease”) is entered into as of March 31, 2006 (the “Commencement Date”), between 1440 Corporate, L.P., a Texas limited partnership (“Landlord”), and EFJ, INC., a Delaware corporation (“Tenant”).

RECITALS:

A. Landlord is the owner of certain real property in the City of Irving, Dallas County, Texas, as more particularly described in Exhibit A (the “Project”).

B. Currently located on the Project is a ______ (            ) story building consisting of 40,000 rentable square feet (the “Building”) whose street address is 1440 Corporate Drive, Irving, Texas. The (i) parcel of land upon which the Building is located and (ii) all landscaping, fences, surface parking areas, sidewalks, passageways, entrances, exits, driveways, alleyways, and other improvements located on such land are collectively referred to as the “Land.” The Building and the Land are collectively referred to herein as the “Premises.”

C. Subject to the terms of this Lease, Landlord has agreed to lease the Premises to Tenant.

AGREEMENTS:

NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

1. Recitals and Definitions. The definitions and basic provisions set forth in the Recitals are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Laws” means all federal, state, and local laws, rules and regulations, all court orders, governmental directives, and governmental orders, and all restrictive covenants affecting the Project, and “Law” shall mean any of the foregoing; “including” means including, without limitation; “Building’s Structure“ means the Building’s roof, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, exterior walls (excluding any doors or windows) and structural columns and beams; “Building’s Systems“ means the Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems (including elevators); and “Tenant Party“ means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, licensees, guests, and invitees.

2. Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the exclusive use of the Premises and all easements and rights of ingress and egress in connection therewith.

3. Acceptance of the Premises. Except for the tenant improvement work set forth in Exhibit C hereto, Tenant hereby represents that an affiliate of Tenant has been in possession of the Premises pursuant to an existing lease, is familiar with the Premises and its condition and accepts the Premises in its “AS-IS” condition. Landlord acknowledges that the forgegoing statement in no way diminishes Landlord’s maintenance obligations set forth in this Lease.

4. Term. The term of this Lease is 120 months, commencing on March 31, 2006 (the “Commencement Date”) and ending at 5:00 p.m. on the last day of the 120 full calendar month following the Commencement Date (the “Term”).

5. Renewal Option. Tenant shall have no renewal option unless expressly granted by Landlord in writing.

6. Basic Rent; Rent.

(a) Basic Rent. Except as otherwise provided herein, Tenant shall pay to Landlord, at the address on the signature page of this Lease or at such other address specified in writing by Landlord, the annual total sum of $400,000 (based on 40,000 rentable square feet in the Building at $10.00 per rentable square foot), the “Basic Rent” from the Commencement Date until the Additional Space Commencement Date (defined below). As used herein, the “Additional Space Commencement Date” shall mean the earlier of (i) the date on which the mezzanine build out provided for in Exhibit C consisting of a minimum of 10,000 rentable square feet (the “Additional Space”) is Substantially Completed (as defined in Exhibit C hereto) or (ii) the first anniversary of the date of this Lease (however such first anniversary outside deadline date shall be extended one day for each day of delay in excess of such first anniversary date to the extent caused by Landlord). From and after the Additional Space Commencement Date, (a) Basic Rent shall be increased to reflect the new per rentable square footage of the Building at an annual Basic Rent rate of $10.00 per rentable square foot for the remainder of the initial Term and (b) the term “Premises” shall thereafter include both the Premises and the Additional Space.

(b) Rent. The Basic Rent and all other sums that Tenant may owe to Landlord under this Lease are sometimes collectively referred to as the “Rent.” Basic Rent shall be payable in equal monthly installments on the first (1st) day of each month beginning on the first (1st) day of the second full calendar month of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month from and after the Commencement Date, and shall be due on the Commencement Date. The Rent shall be payable without notice, setoff or abatement except as expressly provided in this Lease. Except as expressly provided in this Lease, this Lease shall be net to Landlord throughout the Term and Tenant covenants to agree and pay in accordance with the terms of this Lease (a) operating expenses in connection with the operation, maintenance, use or occupancy of the Premises, (b) Taxes, (c) utilities and (d) the cost of insurance. Except as expressly provided in this Lease, Tenant acknowledges and agrees that Landlord shall not be required to provide any service to Tenant or the Premises.

7. Use. Tenant is entitled to occupy and use the Premises for product testing, general office use, training, light manufacturing and warehouse use and any incidental uses related thereto. Landlord shall use all reasonable efforts not to disturb Tenant’s use and enjoyment of the Premises. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, Tenant shall bear all of the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in or around the Premises, including all of the exterior areas. Landlord shall have reasonable access to the Premises under the terms, limitations and conditions set forth in this Lease. The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials (except as provided in Section 32(w) hereto); provided Landlord, to its knowledge, acknowledges that Tenant’s current use of the Premises does not violate this provision. If, because of a Tenant Party’s acts or because Tenant vacates the Premises, the rate of insurance on the Building increases, Tenant shall pay the amount of such increase pursuant to Section 18.

8. Landlord’s Maintenance Obligations. This Lease is intended to be a net lease; accordingly except as expressly provided in this Lease, Landlord shall have no obligation, in any manner whatsoever, to repair or maintain the Premises, (or any equipment therein), whether structural or nonstructural, all of which obligations are intended, as between Landlord and Tenant, to be those of Tenant. Tenant expressly waives the benefit of any statute now or in the future in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair. Additionally, in no event shall Landlord be responsible for alterations to the Building’s Structure required by applicable Law, which alterations shall be made by Tenant at its sole cost and expense. Landlord shall have the obligation, at its sole cost and expense, to repair and replace the Building’s roof and Building Structure, including any repairs required to be made to the balance of the Premises caused by a failure of the Building’s roof or Building’s Structure (collectively the “Landlord’s Obligations”). All repairs, replacements, maintenance, costs and expenses are to be made or borne by Tenant as its sole responsibility and at its sole cost and expense, except for any such costs or expenses associated with the Landlord’s Obligations which shall be borne by Landlord at its sole cost and expense. Tenant shall comply with the additional maintenance obligations described in Section 9(a).

9. Maintenance.

(a) Repairs; Maintenance. Tenant shall maintain the Premises in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Additionally, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in accordance with all Laws and the equipment manufacturer’s suggested service programs, all portions of the Premises (except for Landlord’s Obligations) and all areas, improvements and systems exclusively serving the Premises including plumbing, water, fire sprinkler system, and sewer lines, entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems (including any evaporative units), and other building and mechanical systems serving the Premises. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. Tenant shall, at its own cost and expense, keep and maintain all the Premises in good, clean, first class condition and repair and make all necessary repairs and replacements to the Premises except for Landlord’s Obligations which shall be Landlord’s responsibility (provided any required painting of exterior walls of the Premises shall be Tenant’s responsibility). Tenant’s obligations pursuant to this Section 7 shall include maintenance, repair and replacement of the Building’s Systems, equipment, paving, parking lots, landscaping (including mowing of grass and care of shrubs) and landscaping irrigation sprinkler systems and sewage lines, pipes, water, sewage and septic system, fire sprinkler system, heating system, windows, window glass, fixtures, doors, ceilings and all other appliances and their appurtenances and all equipment and personal property used in connection with the Premises so that the Premises is in at least the same condition as when received by Tenant, reasonable wear and tear and damage from any Casualty (Casualty being addressed in Section 21) excluded. Such repairs and replacements, shall be made promptly, as and when necessary so that the Premises is in at least the same condition as when received by Tenant, reasonable wear and tear and damage from any Casualty (Casualty being addressed in Section 21) excluded. All repairs and replacements (i) shall be in quality and class at least equal to the original work and (ii) include capital expenditures and repairs whose benefit may extend beyond the Term. Tenant’s maintenance, repair and replacement obligations with respect to the Premises shall be self-operative and no notice from Landlord shall be required as a pre-condition to the performance thereof by Tenant. Tenant shall maintain at its sole cost and expense all portions of the Premises in a clean and orderly condition, free of dirt, rubbish, snow, ice and unlawful obstructions, and Tenant will not do or suffer any waste or damage, disfigurement or injury to the Premises or any part thereof. On or before the Commencement Date, Tenant, at its expense shall enter into preventive maintenance/service contracts for such equipment, including the Building’s Systems, each in compliance with the manufacturers’ recommended maintenance schedule therefor and otherwise in form and substance and with a contractor reasonably acceptable to Landlord, and deliver copies thereof to Landlord. Tenant shall maintain the parking areas, driveways, alleys and grounds surrounding the Premises in a clean and sanitary condition, consistent with the operation of a Comparable Building (as hereinafter defined), including maintenance, repair, and replacement of the exterior of the Building (including painting), landscaping irrigation sprinkler systems and sewage lines, and any items normally associated with the foregoing.

(b) Performance of Work. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord and Landlord’s property management company (provided any fees or costs of any property management company shall be borne entirely by Landlord) as an additional insureds against such risks, in such amounts, as are customary in the market for Comparable Buildings. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems). All such work which may affect the Building’s Structure or the Building’s Systems must be approved by the Building’s engineer of record, at Tenant’s expense and, at Landlord’s election, must be performed by a contractor reasonably approved by Landlord. All work affecting the roof of the Building must be performed by a roofing contractor reasonably approved by Landlord, and no such work will be permitted if it would void or reduce the warranty on the roof.

(c) Mechanic’s Liens. Tenant shall not permit any mechanic’s liens to be filed against the Premises in connection therewith. Upon completion of any such work, whose cost exceeds $50,000 Tenant shall, upon the written request of Landlord, use commercially reasonable efforts to obtain and deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, promptly after discovery of the existence of such lien, either (1) pay the amount of the lien and cause the lien to be released of record, or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then and such failure continues ten (10) days following written notice from Landlord to Tenant of such failure, Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, actual out of pocket damages (excluding consequential and punitive damages) and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. This indemnity provision shall survive termination or expiration of this Lease.

(d) Janitorial Services. Tenant, at its sole expense, shall provide its own janitorial services to the Premises and shall maintain the Premises in a clean and safe condition comparable to other Class B buildings in the Las Colinas sub-market (“Comparable Buildings”). Tenant shall store all trash and garbage in receptacles and shall, at its sole expense, arrange for the regular pickup of such trash and garbage.

(e) Landlord’s Right to Perform Tenant’s Maintenance Obligations. If at any time Tenant shall fail to perform any of its maintenance obligations herein stated, and such failure shall, in Landlord’s reasonable judgment, create the likelihood of imminent risk of personal injury or substantial property damage, Landlord, upon ten (10) days notice to Tenant of such failure without a cure thereof by Tenant within such ten (10) day period, shall have the right (but not the obligation) to perform such obligations on Tenant’s behalf and the reasonable, actual and direct cost thereof shall be repaid by Tenant, within thirty (30) days of demand accompanied by paid receipts, with interest thereon, at the Default Rate (as hereinafter defined), from the date of such advance to the repayment thereof in full, and failure of Tenant to do so shall constitute an Event of Default.

10. Utilities; Licenses and Permits.

(a) Utilities. Tenant shall, at its sole cost and expense, contract for and pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with any taxes, penalties, surcharges, connection charges, maintenance charges, and the like pertaining to Tenant’s use of the Premises including making all applications therefor, obtaining meters and other related equipment, and paying all deposits and connection charges. Landlord shall not be liable for any interruption or failure of utility service to the Premises, and such interruption or failure of utility service shall not be a constructive eviction of Tenant, constitute a breach of any implied warranty, or entitle Tenant to any abatement of Tenant’s obligations hereunder. If, however, Tenant is prevented from using the Premises because of the unavailability of any such service for a period of 5 consecutive business days following Landlord’s receipt from Tenant of written notice regarding such unavailability and such unavailability resulted from Landlord’s failure to perform its maintenance obligations under this Lease or a failure of the Building’s Structure, and such unavailability was not caused by a Tenant Party or a governmental directive, then Tenant shall, as its exclusive remedy be entitled to a reasonable abatement of Rent for each consecutive day (after such 5 business day period) that Tenant is so prevented from using the Premises.

(b) Licenses and Permits. Tenant shall, at its sole cost and expense, obtain and keep in force during the Term, and all extensions thereof, all licenses, certificates and permits necessary for it to use the Premises in accordance with applicable Laws.

(c) Landlord’s Right to Perform Tenant’s Obligations. If Tenant should fail to perform any of its obligations under this Section 10, then Landlord may, if it so elects but expressly without any obligation to do so, following the expiration of any applicable notice and cure period provided herein, in addition to any other remedies provided herein, make such payments. Any out-of-pocket sums expended by Landlord with respect to any of the foregoing shall be deemed to be Rent owing by Tenant to Landlord and shall be due and payable within 30 days after written request therefor.

11. Taxes.

(a) Taxes for the Premises. Tenant shall pay the real estate taxes and assessments, including those dues and/or taxes assessed and levied by The Las Colinas Association (subject to the limitations set forth below) (collectively, the “Taxes”) levied or assessed during the Term against the Premises. Landlord shall furnish Tenant with a written notice (the “Tax Notice”) specifying the amount of the Taxes promptly after receipt by Landlord of the tax bill for each tax year. The Tax Notice shall include a copy of the tax bill issued by the taxing authority. Tenant shall pay the Taxes within forty-five (45) days after the receipt of the Tax Notice and in any event prior to delinquency provided, however (i) Tenant shall not, under any circumstances, be required to pay such Taxes prior to fifteen (15) days before they are due and payable by Landlord and (ii) Landlord shall be solely responsible for any interest or penalty assessed due to late payment of such tax unless the Tax Notice is given to Tenant at least 20 days prior to the date such Taxes are due . If in any tax year during the Term Landlord receives a discount for early payment of Taxes or a refund or reduction of all or a portion of the Taxes, then the discount, refund, or reduction falling within the Term shall be passed on to Tenant reducing the amount of Taxes that Tenant is obligated to pay.

(b) Contest of Taxes. Provided (i) no Event of Default exists, (ii) Landlord timely furnishes written notice to Tenant that Landlord is not contesting Taxes for a particular tax year, and (iii) the assessment of the Tax that Tenant desires to contest is not rendered during the last two years of the Term, then Tenant shall have the right to contest, by appropriate legal proceedings or other lawful means, the validity or amount of any Taxes or any increase in assessed value of the Project in accordance with the following terms and conditions, in which event the payment thereof may be deferred, as permitted by Law, during the pendency of such contest, if diligently prosecuted. If Tenant elects to contest any Taxes as permitted by this Section 11(b), Tenant shall give Landlord written notice of Tenant’s election at least five days prior to the deadline date a notice of contest must be furnished to the applicable taxing authorities, and within 30 days before any contested Taxes become due, Tenant shall deposit with Landlord an amount sufficient to pay such contested item (together with any interest, penalties and fees that may be assessed in respect thereof), which amount shall be applied to the payment of such items when the amount thereof shall be finally determined. Nothing herein, however, shall permit any Taxes to remain unpaid for any interval that would permit the Project, or any part thereof, to be sold or seized by any governmental authority for the nonpayment of Taxes. If at any time, in the reasonable judgment of Landlord, it shall become necessary to do so, Landlord may, after written notice to Tenant, under protest, if so requested by Tenant, apply the amounts so deposited or so much thereof as may be required to prevent a sale or seizure of the Project or foreclosure of any lien created thereon to secure payment of such unpaid Taxes. Tenant shall pay all penalties, interest, and fees assessed because of Tenant’s failure to pay Taxes when due, and Tenant shall indemnify, defend, and hold harmless Landlord from and against any costs (including reasonable attorneys’ fees and expenses), liability, or damage incurred by Landlord arising out of or attributable to Tenant’s failure to pay Taxes when due. Landlord shall, at Tenant’s expense, cooperate with Tenant in connection with tax contest proceedings initiated by Tenant (including, if required by Law, joining in any contest proceedings brought by Tenant). It is agreed that Tenant will be responsible separately for all ad valorem taxes on its personal property. Except as expressly set forth in this Section 11(b), Tenant hereby waives any and all rights under Laws to an administrative or judicial review of any determination of the appraised value of the Project or to protest or appeal the appraised value of the Project and all rights to receive notices of reappraisement.

(c) Taxes. The term “Taxes” does not include: (i) any income, partnership, corporate, personal property, business, franchise, capital levy, capital stock, gross receipts, excess profits, transfer, revenue, or succession tax payable by Landlord or any other tax, assessment, charge or levy upon, or measured in whole or in part by, the Rent payable hereunder by Tenant; or (ii) any tax or assessment resulting from the sale of all or a portion of the Premises by Landlord. Taxes for the tax years in which the Term commences and expires shall be apportioned between Landlord and Tenant by dividing the amount of Taxes by three hundred sixty-five (365) and multiplying the result by the number of days falling within the Term. If the present method of taxation changes such that a business or increased franchise tax is imposed on Landlord in whole or in part in lieu of real estate taxes imposed against the Premises, then, to the extent and only to the extent that real estate taxes imposed against the Premises are below the Real Estate Tax Base (as hereinafter defined), such savings shall be deemed to be included within the term “Taxes” for purposes hereof. For purposes hereof, “Real Estate Tax Base” shall mean the amount of real estate taxes imposed against the Premises immediately preceding the stated change in the method of taxation.

12. Delinquent Payment. If any payment required of Tenant under this Lease is not paid within ten days after written notice from Landlord that the payment is overdue (“Late Payments”), then

Landlord may charge Tenant a fee equal to 5% of the Late Payments to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. In addition, Tenant shall pay interest on all Late Payments until paid at the rate equal to the lesser of: (a) the prime rate then in effect as published by The Wall Street Journal, Southwest Edition, in its listing of “Money Rates” plus five (5) percentage points; or (b) the maximum rate of interest per annum permitted by applicable Law (the “Default Rate”). In no event, however, shall the charges permitted under this Section 12 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

13. Security Deposit. NONE

14. Improvements; Alterations. Tenant is entitled from time to time, at its sole cost and expense and without Landlord’s consent, to make any alterations or improvements to the non-structural portions of the Building; provided, such alterations or improvements will be made in accordance with applicable Laws. Tenant shall not make any alterations or improvements to the Building’s Structure, Building’s Systems or any major alteration that can reasonably be determined to substantially diminish the fair market value of the Premises, without the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. With respect to any improvements or alterations so made, Tenant shall upon Landlord’s request provide Landlord, without representation or warranty and to the extent in Tenant’s actual possession, final working drawings of all improvements or alterations that cost in excess of $50,000. Tenant shall use reasonable diligence to not permit any mechanic’s liens to be filed against the Premises in connection with such alterations or improvements in accordance with the provisions of Section 9(c) of this Lease. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.

(a) All such alterations shall be performed in a good and workmanlike manner and shall be completed in compliance with all legal requirements;

(b) Tenant shall promptly pay all cost and expenses of any such alteration;

(c) Tenant shall procure and pay for all permits and licenses required in connection with any such alteration; and

(d) Such alterations shall not impair the structural integrity of the Building, or be inconsistent with other Comparable Buildings.

15. Signage. Tenant is entitled from time to time, at its sole cost and expense and without Landlord’s consent for interior signs, and with Landlord’s prior written consent, not be unreasonably withheld for exterior signs, to install, maintain, and operate such signs on the Premises as Tenant deems necessary or beneficial to Tenant’s use of the Premises; provided, such sign will be in accordance with applicable Laws. After the end of the Term or after Tenant’s right to possess the Premises has been terminated, Landlord may require that Tenant remove any such signs by delivering to Tenant written notice thereof within 30 days after the end of the Term. If Landlord so requests, Tenant shall remove the signs, repair all damage caused thereby, and restore the Building or the grounds or the area on which the sign(s) was located to its/their condition before the installation of the signs within ten days after Landlord’s request therefor. If Tenant fails to timely do so, Landlord may, without compensation to Tenant, at Tenant’s expense, remove the signs, perform the related restoration and repair work and dispose of the signs in any manner Landlord deems appropriate. The rights granted to Tenant under this Section 15 are personal to Tenant, may not be assigned to any party, and may be revoked by Landlord if Tenant ceases to lease at least 20,000 rentable square feet in the Building.

16. Parking. Tenant shall have the sole and exclusive use of all surface parking areas located on the Premises at no charge during the Term. Landlord shall not be responsible for enforcing Tenant’s parking rights against third parties.

17. Assignment and Subletting.

(a) Transfers. Except as provided in Section 17(g), Tenant shall not, without the prior written consent of Landlord, assign, transfer, or encumber this Lease or any estate or interest herein. Tenant may, without the prior written consent of Landlord, (a) sublet any portion of the Premises, or (b) grant a license, concession, or other right of occupancy of any portion of the Premises. No assignment or subletting by Tenant will release Tenant of its liability under this Lease.

(b) Consent Standards. Landlord shall not unreasonably withhold its consent to any assignment of the Leases, provided that the proposed transferee (1) is creditworthy, and (2) has a good reputation in the business community. Additionally, Landlord may withhold its consent in its sole discretion to any proposed assignment if any continuing Event of Default then exists.

(c) Conditions to Consent. If Landlord consents to a proposed assignment of the Lease, then the proposed assignee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder. Landlord’s consent to any assignment of the Lease shall not waive Landlord’s rights as to any subsequent assignment of the Lease.

(d) Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed to the terms and provisions of this Lease.

(e) Cancellation. If Tenant enters into a single sublease of 50% or more of the Premises for the remainder or substantially all of the remainder of the Term, Landlord may, within 10 days notice of such subletting from Tenant, cancel this Lease as to the portion of the Premises proposed to be sublet as of the date the proposed sublease of 50% or more of the Premises is to be effective. If Landlord cancels this Lease as to such portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant. Notwithstanding the foregoing, if Landlord provides written notification to Tenant of its election to cancel this Lease as to any portion of the Premises as provided above, Tenant may rescind its proposed assignment or subletting of all or any portion of the Premises by notifying Landlord in writing within three business days following Landlord’s written cancellation notice. The provisions of this Section 17(e) shall not apply to a Permitted Transfer.

(f) Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of (1) all compensation received by Tenant for a sublease less the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties (i.e., brokerage commissions and tenant finish work) in connection with such sublease (such costs shall first be paid from any rent received by Tenant from such subtenant) over (2) the Rent allocable to the portion of the Premises covered thereby. While any Event of Default exists, Tenant shall pay to Landlord, immediately upon receipt thereof, one hundred percent (100%) of the excess of (A) all compensation received by Tenant for a sublease over (B) the Rent allocable to the portion of the Premises covered thereby. The provisions of this Section 17(f) shall not apply to a Permitted Transfer.

(g) Permitted Transfers. Notwithstanding Section 17(a), Tenant may, without the consent or approval of the Landlord, assign its interest in this Lease or sublease any part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:

(1) an Affiliate of Tenant;

(2) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; or

(3) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease. No later than 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers.

18. Insurance; Waivers; Subrogation; Indemnity.

(a) Insurance. Tenant shall maintain throughout the Term the following insurance policies: (i) commercial general liability insurance and umbrella coverage in amounts of $10,000,000 per occurrence insuring Tenant, Landlord, Landlord’s property management company, Landlord’s asset management company and, if requested in writing by Landlord, Landlord’s Mortgagee, against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (ii) insurance covering the full value of Tenant’s property and improvements, and other property (including property of others) in the Premises, (iii) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy) and (iv) worker’s compensation insurance, containing a waiver of subrogation endorsement. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance policies. All such insurance policies shall be issued by companies with an A.M. Best rating of “A” or better.

(b) Property Insurance. In addition, Tenant shall maintain throughout the Term property insurance on the Premises (including, without limitation, all improvements thereto hereafter made by Tenant) and all fixtures, equipment and personal property at the Premises under an “All Risks of Physical Loss” policy (hereinafter referred to as “All Risks”) including, without limitation, coverage for loss or damage by water, flood and sprinkler damage; such insurance to be written for full replacement value without deduction for depreciation, i.e., in an amount equal to the greater of (A) 100% of the full costs of replacement of the Premises and such fixtures, equipment and personal property (less the cost of excavations, foundations and footings below the basement floor) without deduction for depreciation or (B) an amount sufficient to prevent Tenant from becoming a co-insurer of any loss under the applicable policy. The policy shall contain such endorsements as Landlord may reasonably require, including “Replacement Cost,” “Agreed Amount” deleting the co-insurance provision of the policy and “Building Ordinance & Law.” If not otherwise included within the “All Risks” coverage specified above, Tenant shall carry or cause to be carried, by endorsement to such “All Risks” policy, coverage against damage due to water and sprinkler leakage, flood and collapse and shall be written with limits of coverage reasonably required by Landlord. The property coverage may not exclude the peril of terrorism (or Tenant must obtain a separate policy insuring the Premises against acts of terrorism). The Replacement Value shall include the cost of debris removal and the value of grading, paving, landscaping, architects, and development fees. The policies of insurance provided for in this Section 18(b) shall name Landlord and Landlord’s Mortgagee as additional insureds and loss payees, as their respective interests may appear and shall include the interest of Landlord’s Mortgagee on a standard non-contributory mortgagee endorsement. Such policy shall also be payable, if required by Landlord’s Mortgagee, to such Landlord’s Mortgagee as the interest of such Landlord’s Mortgagee may appear.

(c) Blanket Insurance. The insurance herein required may be purchased and maintained, at the Tenant’s option, on a blanket basis and/or through a combination of primary and umbrella coverage, provided the coverage afforded thereunder and/or required under this Lease is not diminished.

(d) Rent Loss Insurance. Tenant shall also carry rent loss insurance coverage insuring the gross revenue receipts for the Project for a period of no less than one year if the Premises are destroyed or rendered untenantable by any cause insured against (it being understood that the existence of such insurance shall not reduce Tenant’s obligation to pay Rent hereunder without diminution, except as expressly provided in this Lease.

(e) Waiver of Property Claims; No Subrogation. Landlord and Tenant each waives any claim it might have against the other for any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a “Loss”), to the extent the same is insured against under any insurance policy of the types described in this Section 18 that covers the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof so long as the waiving party hereunder is the same party required to maintain the insurance hereunder, regardless of whether the negligence of the other party caused such Loss. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party. Notwithstanding any provision in this Lease to the contrary, Landlord, its agents, employees and contractors shall not be liable to Tenant or to any party claiming by, through or under Tenant for (and Tenant hereby releases Landlord and its servants, agents, contractors, employees and invitees from any claim or responsibility for) any damage to or destruction, loss, or loss of use, or theft of any property of any Tenant Party located in or about the Premises, caused by casualty, theft, fire, third parties or any other matter or cause, regardless of whether the negligence of any party caused such loss in whole or in part. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, any property of any Tenant Party located in or about the Premises.

(f) Indemnity. Subject to Section 18(e), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys’ fees) arising from (i) any Loss arising from any occurrence on the Premises (other than any Loss arising out of a breach of Tenant’s obligations under Section 32(w), which shall be subject to the indemnity in such section) or (ii) Tenant’s failure to perform its obligations under this Lease. Subject to Section 18(e), Landlord shall defend, indemnify, and hold harmless Tenant and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys’ fees) arising from (A) any Loss to the extent causes by any act or omission by Landlord. This indemnity provisions of this Section 18(f) shall survive termination or expiration of this Lease.

19. Subordination; Non-Disturbance; Attornment; Notice to Landlord’s Mortgagee.

(a) Subordination. Provided Tenant receives the non-disturbance agreement discussed in Section 19(b) from the applicable Landlord’s Mortgagee (as hereafter defined), this Lease shall be subordinate to any deed of trust, mortgage, or other security instrument, or any ground lease, master lease, or primary lease, that now or hereafter covers all or any part of the Premises (the mortgagee under any such mortgage or the lessor under any such lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its mortgage, ground lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten days after written request therefor such documentation in the form of Exhibit D hereto or another form reasonably acceptable to Tenant and such Landlord’s Mortgagee or other institutional lenders.

(b) Non-Disturbance; Attornment. Landlord shall provide Tenant with a non-disturbance agreement from each Landlord’s Mortgagee in the form of Exhibit D hereto or another form reasonably acceptable to Tenant and such Landlord’s Mortgagee or other institutional lenders. This provision shall be binding upon beneficiaries and trustees in deeds of trust, mortgagees in mortgages, and receivers thereunder and purchasers at any sale pursuant thereto, and the holder of any other lien. Tenant shall attorn to any Landlord’s Mortgagee succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

(c) Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been provided in writing to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(d) Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee succeeds to the interest of Landlord under this Lease, then Landlord’s Mortgagee shall not be liable for those items set forth in Paragraph 4 of the agreement attached as Exhibit D to this Lease. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Premises.

20. Condemnation.

(a) Taking. The term “Taking” means a taking by condemnation or by the exercise of the power of eminent domain by a public or quasi-public authority or entity, whether or not there is a taking of title, or a conveyance in lieu thereof. If there is a Taking of the entire Building or the entire surface parking area serving the Building, then this Lease shall terminate as of the earlier of (i) the date title vests or (ii) the date Tenant is dispossessed by the Taking authority.

(b) Material Taking. If a Taking of part of the Premises in Tenant’s reasonable judgment: (i) materially interferes with Tenant’s ability to conduct its business in the Premises; or (b) substantially denies or interferes with Tenant’s access to the Premises; then Tenant shall have the right to terminate this Lease by giving Landlord notice of its election within thirty (30) days of such Taking. This Lease shall terminate on the date Tenant is dispossessed by the Taking authority; provided, such termination shall in no event extinguish or diminish Tenant’s right under this Section 20 to pursue a portion of the award payable on account of the Taking.

(c) Material Taking, Landlord’s Rights: If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking.

(d) Taking of Parking. If only a portion of the surface parking areas serving the Building are the subject of a Taking, and the Taking reduces the number of parking spaces available to Tenant to below the number required by applicable Law and Landlord is not able to find another source of Parking in reasonably close proximity to the Building to meet such requirement within 120 days (the “Minimum Parking”), then Tenant shall have the right to terminate this Lease by giving notice to Landlord within thirty (30) days after title vests in the Taking authority. Landlord may suspend the effectiveness of Tenant’s notice by notifying Tenant, within five (5) days of receiving Tenant’s termination notice, that Landlord will restore the Minimum Parking by providing, within ninety (90) days of the date Tenant is dispossessed of such parking spaces, substitute parking spaces equal to the number taken within reasonable proximity to the Building. If Landlord restores the Minimum Parking within the thirty (30) days, then Tenant’s notice of termination shall be nullified and of no force and effect. If Landlord does not restore the Minimum Parking within the thirty (30) day period, then this Lease shall automatically terminate at the expiration of such thirty (30) day period.

(e) Abatement. If this Lease is not terminated as a result of a Taking: (i) Rent shall abate, from the date Tenant is dispossessed by the Taking authority, in proportion to the part of the Building subject to the Taking and (ii) Landlord, at its sole cost and expense, shall commence the work of repairing and restoring the Premises to a complete architectural unit, the work of restoring the remainder of the Premises, as nearly as possible, to its condition immediately prior to the Taking, excluding any improvements to the Premises, and the work to restore Tenant’s access to the Premises or provide comparable access thereto within one hundred eighty (180) days after the earlier to occur of title vesting in the Taking authority or the date Tenant is dispossessed by the Taking authority. If Landlord does not complete the work of repair and restoration within such one hundred eighty (180) day period, then Tenant shall have the right to terminate this Lease by giving Landlord notice prior to such substantial completion. Tenant’s notice shall specify a termination date not more than sixty (60) days from the date of the notice.

(f) Taking Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

(g) Savings Clause. Landlord and Tenant may exercise any rights of termination even though their respective right, title, or interest may have been taken or divested.

21. Fire or Other Casualty.

(a) Repair Estimate. If the Premises are damaged by fire or other casualty (a “Casualty”), then Landlord shall, within sixty (60) days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

(b) Landlord’s and Tenant’s Rights. If twenty-five percent (25%) or more of the Building is damaged by Casualty such that Tenant is prevented from conducting its business in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one hundred eighty (180) days after the Casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant. If Tenant does not so timely terminate this Lease, then (subject to Section 21(b)) Landlord shall repair the Premises, as provided below, and Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair.

(c) Landlord’s Rights. If a Casualty damages the Premises or a material portion of the Building and (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two years of the Term, or (3) the cost of the damage to the Premises exceeds $250,000 and the damage is not fully covered by insurance policies, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

(d) Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Tenant shall deliver to Landlord the amount of all insurance proceeds received by Tenant and the amount of Tenant’s deductible under such applicable insurance policies and thereafter Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall promptly proceed to restore the Premises to substantially the same condition as existed immediately before such Casualty. Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Section 21, Landlord shall be entitled to the full proceeds of the insurance policies covering the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease). If Landlord does not complete the restoration of the Premises within 120 days after the time period estimated by Landlord to repair the damage caused by such Casualty as specified in the Damage Notice, as the same may be extended by force majeure or delays caused by a Tenant Party, Tenant may terminate this Lease by delivering written notice to Landlord and Landlord’s Mortgagee within ten days following the expiration of such 120-day period (as the same may be extended as set forth above) and prior to the date upon which Landlord substantially completes such restoration. Such termination shall be effective as of the date specified in Tenant’s termination notice (but not earlier than 30 days nor later than 90 days after the date of such notice) as if such date were the date fixed for the expiration of the Term. If Tenant fails to timely give such termination notice, Tenant shall be deemed to have waived its right to terminate this Lease, time being of the essence with respect thereto. Notwithstanding the foregoing, if upon the receipt of Tenant’s written election to terminate this Lease as provided in this Section 21(d), Landlord reasonably believes it can complete the restoration of the Premises within 30 days following the receipt of such notice, Landlord may, in its sole discretion, elect to proceed with such restoration and, provided Landlord substantially completes such restoration within such 30-day period, Tenant’s election to terminate shall be null and void.

22. Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Premises or interest of Landlord therein or impose any fee or penalty against Landlord. Tenant shall have the right to pay all taxes pursuant to this Section over the maximum period allowed by Law and in the maximum number of installments allowed by Law, and Tenant shall be required to pay only those installments that are due and payable during the Term.

23. Events of Default. Each of the following occurrences shall be an “Event of Default”:

(a) Payment Default. Tenant’s failure to pay Rent within five days after Landlord has delivered written notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the 12 month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on one or more occasions;

(b) Estoppel. Tenant fails to provide any estoppel certificate after Landlord’s written request therefor pursuant to Section 32(g) and such failure shall continue for five days after Landlord’s second written notice thereof to Tenant;

(c) Insurance. Tenant fails to procure and maintain the insurance policies and coverages required under Section 18 or Tenant fails to deliver to Landlord (within ten days after Landlord’s second written demand therefor) evidence of such insurance policies and coverages as required under Section 18;

(d) Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises or the Premises for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 9(c);

(e) Other Defaults. Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof; however, if such failure cannot be cured within such 30-day period and Tenant commences to cure such failure within such 30-day period and thereafter diligently pursues such cure to completion, then such failure shall not be an Event of Default. Notwithstanding the foregoing, with regard to the allegation of any violation of this Section 23(e), Tenant shall have the right to “contest” a claim by Landlord that an Event of Default exists and request that such issue be subject to judicial interpretation and/or arbitration before Tenant is required to commence a cure. Further, Tenant will be entitled to pay any amount that is in dispute “under protest” without prejudicing any of Tenant’s rights under this Lease. If it is finally determined that Tenant was not legally obligated to make such payment, then Landlord shall, at Tenant’s election, either (1) repay the amount paid under protest within thirty (30) days plus interest thereon at the Default Rate from the date on which such payment was made until the date on which reimbursement is received by Tenant or (2) credit such amounts against the Rent next due; and

(f) Insolvency. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 23(f), any guarantor of Tenant’s obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; (4) for the reorganization or modification of Tenant’s capital structure; or (5) in any assignment for the benefit of creditors proceeding; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

24. Remedies. During the continuance of any Event of Default, Landlord shall have the right at its option, then or at any time thereafter, to do any one or more of the following without demand upon or notice to Tenant:

(a) Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 24(a), and (3) an amount equal to (a) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of “Money Rates” minus one percent, minus (b) the then present fair rental value of the Premises for such period, similarly discounted;

(b) Termination of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord i) all Rent and other amounts accrued hereunder to the date of termination of possession, ii) all amounts due from time to time under Section 24(a) and iii) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this Section 24(b), Landlord may remove all of Tenant’s property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions and alterations to and improvement of the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building or Complex and; Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord’s leasing criteria. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 24(b). If Landlord elects to proceed under this Section 19(b), it may at any time elect to terminate this Lease under Section 24(a); or

(c) Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate.

25. Payment by Tenant; Non-Waiver; Cumulative Remedies.

(a) Payment by Tenant. During the continuance of any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant’s obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease

(b) Non-Waiver. Landlord’s acceptance of Rent during the continuance of any Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c) Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Additionally, Tenant shall defend, indemnify and hold harmless Landlord, Landlord’s Mortgagee and their respective representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees) arising from Tenant’s failure to perform its obligations under this Lease.

26. Landlord’s Default. Except as provided below in this Section 26, and except where the provisions of this Lease grant Tenant an express, exclusive remedy, or expressly deny Tenant a remedy, Tenant’s exclusive remedy for Landlord’s failure to perform its obligations under this Lease following the Commencement Date shall be limited to damages, injunctive relief, or specific performance; in each case, Landlord’s liability or obligations with respect to any such remedy shall be limited as provided in Section 32(b). Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder following the Commencement Date and such failure continues for 30 days after Tenant delivers to Landlord written notice specifying such failure; however, Landlord shall use all reasonable efforts to commence such cure as soon as reasonably practicable following Tenant’s written notification and if such failure cannot reasonably be cured within such 30-day period, but Landlord commences to cure such failure within such 30-day period and thereafter diligently pursues the curing thereof to completion, then Landlord shall not be in default hereunder or liable for damages therefor. Unless Landlord fails to so cure such default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. Except for circumstances in which the provisions of this Lease grant Tenant an express, exclusive remedy, or expressly deny Tenant a remedy, if following the Commencement Date (a) Landlord fails to perform its obligations within the time periods specified in the previous sentences of this Section 26 and such failure materially adversely affects Tenant’s use of the Premises, or (b) Landlord shall fail to perform Landlord’s Obligations, and such failure shall, in Tenant’s reasonable judgment, expose Tenant, its employees or invitees to imminent risk of personal injury or serious property damage, then in either event Tenant, upon ten (10) days written notice to Landlord (and such of Landlord’s lenders as to which Tenant shall have been advised of the name and address) of such failure without a cure thereof by Landlord within such ten (10) day period, shall have the right (but not the obligation) to perform such obligations on Landlord’s behalf and the reasonable, actual and direct cost thereof shall be repaid by Landlord, within thirty (30) days of demand accompanied by paid receipts, with interest thereon, at the Default Rate, from the date of such advance to the repayment thereof in full; and, if Landlord shall not repay any such amount or amounts within thirty (30) days after delivery to Landlord of paid receipts therefor, Tenant may deduct the same, together with interest thereon as aforesaid, by abating Rent payable each month until a cumulative amount equal to the reasonable, actual and direct cost incurred by Tenant in curing such default, together with interest thereon as aforesaid, has been deducted. Tenant’s right to perform the work under this Section (c) is subject to the following conditions: all such work shall be performed in a good and workmanlike manner, in accordance with all applicable Laws, and in a manner so as not to affect any existing warranties with respect to the Building’s Structure or Building’s Systems; all such work shall be performed in a manner so as not to alter any portion of the Building’s Structure or Building’s Systems (except for necessary alterations required to comply with all applicable Laws or in the event of an emergency in Tenant’s reasonable judgment), unless Landlord otherwise consents thereto (if such work would alter any portion of the Building’s Structure or Building’s Systems, all such work shall be performed in accordance with plans and specifications approved by Landlord, which approval shall not be unreasonably withheld, whose approval shall be deemed given if Landlord fails to disapprove any submitted plans and specifications within five business days after their submission to Landlord); all such work shall be performed by contractors which maintain commercial liability insurance on an occurrence basis in an amount not less than $1,000,000 per occurrence naming Landlord and each Landlord’s Mortgagee as an additional insured; and Tenant delivers to Landlord “as-built” or field marked plans of the work performed by Tenant. If Landlord and Tenant disagree as to whether Landlord is in default under this Lease, either Landlord or Tenant may elect that such decision will be resolved by binding arbitration before a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. If the arbitrator determines that Landlord is in default of this Lease, then Tenant may offset its Basic Rent obligations as set forth in the next sentence.

27. Waiver Of Landlord’s Lien. Landlord waives all contractual, statutory and constitutional liens held by Landlord on Tenant’s personal property, goods, equipment, inventory, furnishings, chattels, accounts and assets (“Tenant’s Property”) to secure the obligations of Tenant under this Lease until such time as Landlord may obtain an enforceable judgment against Tenant from a court with jurisdiction of Tenant or Tenant’s Property, at which time Landlord shall have such lien rights at law and in equity to enforce and collect such judgment and Tenant’s obligations under this Lease.

28. Surrender of Premises. No act by Landlord may be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises will be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, broom-clean, reasonable wear and tear excepted, and shall deliver to Landlord all keys (or other access devices) to the Premises. Tenant may remove, but shall not be obligated to remove, all trade fixtures and Tenant shall remove all furniture, and personal property placed in the Premises by Tenant. Upon the removal by Tenant, Tenant shall repair any damage to the Building caused by such removal.

29. Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to 150% of the Rent payable during the last month of the Term and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 29 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

30. Inspections. Landlord and its agents shall have the right to enter the Building only during normal business hours on any business day on at least two (2) business days’ notice, which notice may be verbal with Tenant’s consent (which consent shall not be unreasonably withheld, conditioned or delayed), except in the event of a real or apparent emergency in which case no notice shall be required, for the purpose of inspecting the same or for the purpose of showing the same to a prospective purchaser or lender. During the last twelve months of this Lease or at any time during a continuing Event of Default, Landlord may, upon reasonable prior notice to Tenant, which may be verbal with Tenant’s consent (which consent shall not be unreasonably withheld, conditioned or delayed), enter the Premises at all reasonable hours to show the Premises to prospective tenants. Tenant will be entitled to have a representative accompany Landlord during inspections. Landlord shall not be permitted to enter any areas of the Building within which highly-sensitive, proprietary functions of Tenant’s business are conducted. Such inspections shall be done using reasonable efforts not to disturb the business conducted therein and not more often than quarterly without the prior written consent of Tenant, which consent may not be unreasonably, withheld, conditioned or delayed. Tenant hereby agrees that Landlord shall be given reasonable access to the Premises, subject to the aforementioned limitations, to perform any inspections or necessary repairs and/or maintenance to the Premises.

31. Telecommunications; Roof Rights.

(a) Telecommunications. Tenant shall have the right, without restriction, to obtain voice, data, and other telecommunications services from any providers or carriers it desires, and Landlord shall cooperate therein in all reasonable respects when so requested by Tenant. Further, without limitation, Landlord shall, to the extent that space exists therefor when requested, allow such carriers to have the use, without charge, of vertical risers, horizontal pathways, telephone riser closets, mechanical rooms, conduits, and other common areas of the Building to the extent reasonably necessary to provide such telecommunications service to the Premises.

(b) Rooftop Antennae. Tenant shall have the exclusive right, without charge, to install, maintain, repair, replace, and operate satellite, microwave and/or other antenna and communications equipment (collectively, the “Rooftop Equipment”) on the roof of the Building. Tenant’s rights shall also include the rights: (a) to interconnect the Rooftop Equipment with Tenant’s other equipment located in the Premises; (b) to run any wires, cables, conduits, and similar equipment (collectively, the “Wiring”) between the Rooftop Equipment and the Premises; and (c) to connect the Rooftop Equipment and the Wiring (collectively, the “Equipment”) to the Building’s electrical lines.

Tenant will install and operate the Rooftop Equipment in accordance with all Laws. In addition, Tenant shall be responsible for obtaining any permits and licenses required to install and operate the Rooftop Equipment, and Landlord shall cooperate with Tenant to accomplish the same. Upon the expiration or termination of this Lease, Tenant shall remove the Rooftop Equipment but Tenant shall not be required to remove the Wiring. Upon the removal of the Rooftop Equipment by Tenant, Tenant shall repair any damage to the Building caused by such removal. Landlord shall not have any rights to use the rooftop of the Building but shall be granted reasonable access thereto in the event such access is necessary for Landlord to meet its obligations under this Lease.

32. Miscellaneous.

(a) Landlord Transfer. Landlord may transfer any portion of the Premises and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes in writing Landlord’s obligations hereunder arising from and after the transfer date.

(b) Landlord’s Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant’s actual direct, but not consequential or punitive, damages therefor and shall be recoverable only from the equity interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. Additionally, Tenant hereby waives its statutory lien under Section 91.004 of the Texas Property Code.

(c) Tenant’s Liability. The liability of Tenant to Landlord for any damages arising from any default by Tenant under the terms of this Lease shall be limited to Landlord’s actual direct, but not consequential or punitive damages therefor. Nothing in this Section 32(c) shall affect or limit Landlord’s rights to file legal actions to recover possession of the Premises, or for injunctive relief against Tenant, or any other non-monetary relief as provided in Sections 18 or 19 of this Lease.

(d) Tenant’s Right to Offset. If Landlord wrongfully fails to pay to Tenant the Construction Allowance as required under this Lease, and such failure continues for 30 days following written notice to Landlord specifying such default, Tenant shall have the right to offset Basic Rent in an amount equal to such unpaid amount.

(e) Force Majeure. Whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

(f) Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

(g) Estoppel Certificates. Upon request of either party at any time and from time to time, Landlord and Tenant shall execute and deliver to the other, within fifteen (15) business days after receipt of the request, a written instrument, duly executed in the form attached as Exhibit D.

(h) Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (i) hand delivered to the intended address, (ii) sent by a nationally recognized overnight courier service, or (iii) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery to the address of the addressee provided on the signature page hereof. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(i) Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future Laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(j) Amendments; and Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

(k) Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(l) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold premises or any interest in such fee estate.

(m) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(n) Arbitration. Landlord or Tenant may elect to have any claim controversy or dispute arising out of, relating to, or in connection with this Agreement, including the interpretation, validity, termination or breach thereof (but specifically excluding any dispute regarding Tenant’s obligation to pay Basic Rent or Taxes, which shall not be subject to the provisions of this Section of Exhibit E hereto), to be resolved solely in accordance with the Alternative Dispute Resolution procedure set forth in Exhibit E attached hereto. Landlord and Tenant agree to resolve any claim, controversy or dispute in accordance with the provisions of Exhibit E shall survive the expiration or termination of this Agreement. The Parties hereto covenant that they shall not resort to court remedies except as provided for in Exhibit E or for preliminary relief in aid of arbitration. A Party who fails to comply with the terms and conditions set forth in Exhibit E shall pay all the legal costs incurred by the other Party in connection with the enforcement thereof.

(o) Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

(p) Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord.

(q) Determination of Charges. Landlord and Tenant agree that each provision of this Lease for determining charges and amounts payable by Tenant (including provisions regarding Additional Rent) is commercially reasonable and, as to each such charge or amount, constitutes a statement of the amount of the charge or a method by which the charge is to be computed for purposes of Section 93.012 of the Texas Property Code.

(r) Financial Reports. If Tenant is a publicly traded corporation, the terms of this Section 32(r) shall not apply. If Tenant is not a publicly traded corporation, then:

(1) Tenant shall deliver to Landlord and to any lender or purchaser designated by Landlord the following information certified to be true, complete and correct by an officer of Tenant within 90 days after the end of each fiscal year of Tenant, a balance sheet of Tenant and its consolidated subsidiaries as of the end of such year, a statement of profits and losses of Tenant and its consolidated subsidiaries for such year, and an audited statement of cash flows of Tenant and its consolidated subsidiaries for such year, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year in reasonable detail and scope and certified by independent certified public accountants of recognized national standing selected by Tenant; and within 45 days after the end of each fiscal quarter of Tenant a balance sheet of Tenant and its consolidated subsidiaries as at the end of such quarter, statements of profits and losses of Tenant and its consolidated subsidiaries for such quarter and a statement of cash flow of Tenant and its consolidated subsidiaries for such quarter, setting forth in each case, in comparative form, the corresponding figures for the similar quarter of the preceding year, in reasonable detail and scope, and certified to be true and complete by a financial officer of Tenant having knowledge thereof; the foregoing financial statements all being prepared in accordance with generally accepted accounting principles, consistently applied.

(2) Upon ten days’ prior written notice, Tenant will permit Landlord and its professional representatives to visit Tenant’s offices, and discuss Tenant’s affairs and finances with appropriate officers, and will make available such information as Landlord may reasonably request bearing on the Tenant, the Premises or this Lease, and Landlord shall maintain the confidentiality of any information designated by Tenant, the Premises or this Lease, and Landlord shall maintain the confidentiality of any information designated by Tenant as “non-public,” and Landlord will execute and use its reasonable efforts to cause Landlord’s professional representatives to execute confidentiality agreements.

(s) Prohibited Persons and Transactions. Both Landlord and Tenant represent and warrant that neither Tenant nor Landlord nor any of their affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

(t) Governing Law. This Lease shall be governed by and construed in accordance with the Laws of the State of Texas.

(u) Survivability. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

(v) Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

(w) Hazardous Materials. The term “Hazardous Materials” means any substance, material, or waste that is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises. Landlord shall not knowingly cause or permit the presence, use, generation, release, discharge, storage, disposal or transportation of any Hazardous Materials on or in the Premises. Further, Landlord hereby covenants and agrees to remove from the Premises if and as required by a governmental authority or court of competent jurisdiction, any Hazardous Materials discovered thereon and to restore or remediate the Premises to the extent it is contaminated with Hazardous Materials as required by a governmental authority or court of competent jurisdiction, and in connection with the Premises to comply in all other material respects with all Laws governing Hazardous Materials. In particular, Landlord shall be responsible for any contamination caused by third parties or any migration of Hazardous Materials into any portion of the Premises. If Landlord fails to remove such Hazardous Materials, then Tenant may do so and offset the cost thereof against Rent, or, at Tenant’s option, terminate this Lease by delivering written notice thereof to Landlord. During the Term, Tenant shall not knowingly cause the presence (other than in compliance with applicable Laws), or cause or permit the generation, release, or discharge of any Hazardous Materials on or in the Premises. Further, Tenant hereby covenants and agrees to remove from the Premises if and as required by a governmental authority or court of competent jurisdiction, any Hazardous Materials discovered thereon in violation of the foregoing sentence and to restore or remediate the Premises to the extent it is contaminated by Tenant, Tenant’s employees or Tenant’s invitees during the Term with Hazardous Materials as required by this Lease and by a governmental authority or court of competent jurisdiction, and in connection with the Premises to comply in all other material respects with all Laws governing Hazardous Materials. Tenant agrees to indemnify, defend and hold Landlord harmless from any claims, demands, liabilities, causes of action, suits, judgments and expenses (including any reasonable attorneys’ fees) suffered or incurred by Landlord that arise directly or indirectly from or in connection with the presence or the release by Tenant, Tenant’s employees or Tenant’s invitees during the Term of any Hazardous Materials in the Premises or Tenant’s

failure to comply with its obligations as set forth in this Section 32(w). The indemnities in this Section 32(w) shall survive termination or expiration of this Lease.

(x) Attorney’s Fees. If there is any legal or arbitration action or proceeding between Landlord and Tenant to enforce any provision of this Lease or to protect or establish any right or remedy of either Landlord or Tenant hereunder, the unsuccessful party to such action or proceeding will pay to the prevailing party all reasonable, actual out-of-pocket costs and expenses paid or payable to third parties, including reasonable attorneys’ fees incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys’ fees will be determined by the court or arbitration panel handling the proceeding and will be included in and as a part of such judgment.

(y) List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A-	Legal Description of the Land
Exhibit B-	Form of Tenant Estoppel Certificate
Exhibit C-	Tenant Finish Work: Allowance
Exhibit D-	Form of Subordination Non-Disturbance Agreement

This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:

1440 CORPORATE, L.P., a Texas limited partnership

By:	Stream Acquisition XXXVI, L.L.C., a Texas limited liability company, its general partner

By:
Name:
Title:

TENANT:

EFJ, INC., a Delaware corporation

By:
Name:
Title:
EFJ, Inc.
1440 Corporate Drive
Irving, TX 75038-2401
Attention: Andy Massey
Telephone: (972) 819-0200
Facsimile: (972) 819-2314

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

A-1

EXHIBIT B

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (as hereinafter defined) between _______________________, a ___________________, as Landlord, and the undersigned as Tenant, for the Premises described in the Lease. Tenant hereby certifies as follows:

1. The Lease consists of the original Lease Agreement dated as of ___________, 2006 between Tenant and Landlord [or Landlord’s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”): ______

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3. The Term commenced on __________________, 2006 and the Term expires, excluding any renewal options, on _____________________, 200__, and Tenant has no option to purchase all or any part of the Premises or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

5. All monthly installments of Basic Rent, all additional rent and all monthly installments of estimated additional rent have been paid when due through                     . The current monthly installment of Basic Rent is $            .

6. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

7. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8. No Rent has been paid more than thirty (30) days in advance.

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9. Tenant is a duly formed and existing corporation qualified to do business in the State of Texas, and that Tenant has full right and authority to execute and deliver this Estoppel Certificate.

10. There are no actions pending against Tenant under any bankruptcy or similar Laws of the United States or any state.

11. Other than in compliance with all applicable Laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of                     , 200_.

TENANT:	EFJ, INC.,
a Delaware corporation

By:
Name:
Title:

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EXHIBIT C

TENANT FINISH WORK: ALLOWANCE/BUDGET

(Landlord Performs the Work)

1. Acceptance of Premises. Except as set forth in this Exhibit, Tenant represents that Tenant has been in possession of the Premises and accepts the Premises in their “AS-IS” condition on the date that this Lease is entered into.

2. Space Plans.

(a) Preparation and Delivery. Within two business days after Tenant’s execution of this Lease, Tenant shall meet with F. Brown Entos or another design consultant selected by Landlord (the “Architect”) to discuss the nature and extent of all improvements that Tenant proposes to install in the Additional Space and, at such meeting, provide the Architect with all necessary data and information needed by the Architect to prepare initial space plans therefor as required by this paragraph. On or before the tenth day following the date of this Lease, Landlord shall deliver to Tenant a space plan prepared by the Architect depicting improvements to be installed in the Additional Space (the “Space Plans”).

(b) Approval Process. Tenant shall notify Landlord whether it approves of the submitted Space Plans within three business days after Landlord’s submission thereof. If Tenant disapproves of such Space Plans, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall, within three business days after such notice, revise such Space Plans in accordance with Tenant’s objections and submit to Tenant for its review and approval. Tenant shall notify Landlord in writing whether it approves of the resubmitted Space Plans within one business day after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Tenant and Landlord. If Tenant fails to notify Landlord that it disapproves of the initial Space Plans within three business days (or, in the case of resubmitted Space Plans, within one business day) after the submission thereof, then it shall be considered a Tenant Delay.

3. Working Drawings.

(a) Preparation and Delivery. On or before the date which is 15 days following the date on which the Space Plans are approved, Landlord shall cause to be prepared final working drawings of all improvements to be installed in the Additional Space and deliver the same to Tenant for its review and approval (which approval shall not be unreasonably withheld, delayed or conditioned). Such working drawings shall be prepared by F. Brown Entos, or another design consultant selected by Landlord (whose fee shall be included in the Total Construction Costs [defined below]).

(b) Approval Process. Tenant shall notify Landlord whether it approves of the submitted working drawings within three business days after Landlord’s submission thereof. If Tenant disapproves of such working drawings, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall, within five business days after such notice, revise such working drawings in accordance with Tenant’s objections and submit the revised working drawings to Tenant for its review and approval. Tenant shall notify Landlord in writing whether it approves of the resubmitted working drawings within one business day after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Landlord and Tenant, such approvals shall not be unreasonably withheld or delayed. Any delay caused by Tenant’s

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unreasonable withholding of its consent or delay in giving its written approval as to such working drawings shall constitute a Tenant Delay Day (defined below). If the working drawings are not fully approved by both Landlord and Tenant by the 15th business day after the delivery of the initial draft thereof to Tenant, then each day after such time period that such working drawings are not fully approved (or deemed approved) by both Landlord and Tenant shall constitute a Tenant Delay Day.

(c) Landlord’s Approval; Performance of Work. If any of Tenant’s proposed construction work will affect the Building’s Structure or the Building’s Systems, then the working drawings pertaining thereto must be approved by the Building’s engineer of record. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (1) they comply with all Laws, and (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building’s common areas or elevator lobby areas. As used herein, “Working Drawings” means the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Work” means all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Landlord shall cause the Work to be performed in substantial accordance with the Working Drawings. Landlord shall use commercially reasonable efforts to have the Work Substantially Completed within nine months from the date the Working Drawings are approved by Landlord and Tenant and all permits have been obtained for the Work. In addition, Landlord shall use commercially reasonable efforts to have the Work Substantially Completed within the Construction Allowance, (defined in Section 10).

4. Bidding of Work. Prior to commencing the Work, Landlord shall competitively bid the Work to three contractors approved by Landlord. All bids shall be on guaranteed max basis. Tenant shall review the submitted bids from such contractors to value engineer any of Tenant’s requested alterations. In such case, Tenant shall notify Landlord of any items in the Working Drawings that Tenant desires to change within two business days after Landlord’s submission thereof to Tenant. Within five business days following Landlord’s submission of the initial construction bids to Tenant under the foregoing provisions (if applicable), Tenant and Landlord shall have completed all of the following items: (a) finalized with Landlord’s representative and the proposed contractor, the pricing of any requested revisions to the bids for the Work, and (b) approved in writing any overage in the Total Construction Costs in excess of the Construction Allowance, failing which each day after such five business day period shall constitute a Tenant Delay Day, if such delay was caused by Tenant.

5. Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, (a) if such requested change would adversely affect (in the reasonable discretion of Landlord) (1) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (2) the exterior appearance of the Building, or (3) the appearance of the Building’s common areas or elevator lobby areas, or (b) if any such requested change substantially changes the Additional Space Commencement Date, Landlord may withhold its consent. Landlord shall, upon completion of the Work, cause to be prepared an accurate architectural “as-built” plan of the Work as constructed, which plan shall be incorporated into this Exhibit C by this reference for all purposes. If Tenant requests any changes to the Work described in the Space Plans or the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.

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6. Definitions. As used herein, a “Tenant Delay Day” means each day of delay in the performance of the Work that occurs (a) because Tenant fails to timely furnish any information or deliver or approve any required documents such as the Space Plans or Working Drawings (whether preliminary, interim revisions or final), pricing estimates, construction bids, and the like, (b) because of any change by Tenant to the Space Plans or Working Drawings, (c) because Tenant fails to attend meetings scheduled at least three business days in advance with Landlord, the Architect, any design professional, or any contractor, or their respective employees or representatives, as may be required or scheduled hereunder or otherwise necessary in connection with the preparation or completion of any construction documents, such as the Space Plans or Working Drawings, or in connection with the performance of the Work, (d) because of any unreasonable specification by Tenant of non-standard materials or installations, or (e) because a Tenant Party otherwise delays completion of the Work. As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean the Work in the Additional Space is substantially completed (as reasonably determined by Landlord and Tenant that the property is useable for Tenant’s business) in substantial accordance with the Working Drawings. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed by Landlord.

7. Walk-Through; Punchlist. When Landlord and Tenant consider the Work in the Additional Space to be Substantially Completed, within three business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Additional Space and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within 30 days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items.

8. Premises Rent Obligations. Tenant’s obligation to pay Rent under the Lease with respect to the Premises shall continue at all times during the performance of the Work. Tenant hereby acknowledges that the performance of the Work may occur during normal business hours while Tenant is in occupancy of the Premises. Tenant shall not be entitled to abatement of Rent for reasonable interference caused by the performance of the Work.

9. Excess Costs. The entire cost of performing the Work (including design of and space planning for the Work and preparation of the Working Drawings and the final “as-built” plan of the Work, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, licenses, permits, certifications, surveys and other approvals required by Law, and the construction supervision fee referenced in Section 11 of this Exhibit, all of which costs are herein collectively called the “Total Construction Costs”) in excess of the Construction Allowance (hereinafter defined) shall be paid by Tenant. Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly (a) execute a work order agreement prepared by Landlord which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance, and (b) pay to Landlord 50% of the amount by which Total Construction Costs exceed the Construction Allowance. Upon Substantial Completion of the Work, Tenant shall pay to Landlord an amount equal to the Total Construction Costs (as adjusted for any approved changes to the Work), less (1) the amount of the advance payment already made by Tenant, and (2) the amount of the Construction Allowance. In the event of default of payment of such excess costs, Landlord (in addition to all other remedies) shall have the same rights as for an Event of Default under the Lease.

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10. Construction Allowance/Budget. Landlord shall provide to Tenant a construction allowance not to exceed $750,000.00 (the “Construction Allowance/Budget”) to be applied toward the Total Construction Costs, as adjusted for any changes to the Work. The Construction Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs, if, as, and when the cost of the Work is actually incurred and paid by Landlord. Landlord and Tenant hereby agree that any savings arising from the construction of the Work under the allotted Construction Allowance will be shared 50-50 by Landlord and Tenant. The Construction Allowance must be used (that is, the Work must be fully complete and the Construction Allowance disbursed) within six months following the Completion of the Punchlist, after which time any savings arising from the construction of the Work shall be disbursed to the Landlord and Tenant.

11. Construction Management. Landlord or its Affiliate or agent shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building, and the Building’s Systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to five percent of the Total Construction Costs.

12. Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Joe Cavagnaro c/o Stream Realty Partners, L.P. 2200 Ross Avenue, Suite 5400 Dallas, Texas 75201 Telephone: (214) 267-0409 Telecopy: (214) 267-0404

Tenant’s Representative:	EFJ, Inc. c/o Mike Gamble 1440 Corporate Drive Irving, Texas 76038 Telephone: 972-819-0651 Telecopy: 972-819-0690

13. Miscellaneous. To the extent not inconsistent with this Exhibit, Section 14 and Section 28 of this Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

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EXHIBIT D

FORM OF SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Agreement is made as of March 31, 2006, between LEGACYTEXAS BANK (“Lender”) and EFJ, Inc., a Delaware corporation (“Tenant”) and 1440 CORPORATE, L.P., a Texas limited partnership (“Landlord”).

A. Lender is the beneficiary of a Deed of Trust (With Assignment of Rents and Security Agreement) dated on or about March 31, 2006 (the “Mortgage”), recorded or to be recorded in the Real Property Records of Dallas County, Texas, covering the real property described in Exhibit A and the buildings and improvements thereon (collectively, the “Mortgaged Property”) securing the payment of a promissory note (“Note”) in the stated principal amount of $5,233,075.00, payable to the order of Lender;

B. Tenant is the tenant under Lease Agreement (the “Lease”) dated March 31, 2006, by and between Landlord and Tenant, covering certain property (the “Demised Premises”) consisting of the Mortgaged Property;

C. Tenant, Landlord and Lender desire to confirm their understanding with respect to the Lease and the Mortgage; and

D. In consideration of the mutual covenants and agreements herein contained, Lender, Landlord and Tenant hereby agree and covenant as follows:

1. Subordination. Subject to the terms of this Agreement, the Lease now is, and shall at all times and for all purposes continue to be, subject and subordinate, in each and every respect, to the Mortgage, it being understood and agreed that the foregoing subordination shall apply to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Mortgage, provided that any and all such increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations shall nevertheless be subject to the terms of this Agreement.

2. Non-Disturbance. So long as (a) Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other material terms, covenants or conditions of the Lease on Tenant’s part to be performed, (b) the Lease is in full force and effect, and (c) Tenant attorns to Lender or a purchaser of the Mortgaged Property as provided in Section 3, then (i) Tenant’s possession, occupancy, use and quiet enjoyment of the Demised Premises under the Lease, or any extensions or renewals thereof or acquisition of additional space which may be effected in accordance with any option therefor in the Lease, shall not be terminated, disturbed, diminished or interfered with by Lender in the exercise of any of its rights under the Mortgage, (ii) in the event Lender succeeds to the interest of Landlord under the Lease, the Lease shall not be terminated or affected thereby, and any sale or other transfer of the Premises by Lender or pursuant to the judgment of any court in an action to enforce the remedies provided for in the Mortgage shall be made subject to the Lease and the rights of Tenant thereunder, and (iii) all casualty insurance proceeds and condemnation and eminent domain awards pertaining to the Premises shall be promptly utilized as provided in the Lease and (iv) Lender will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant’s interest and estate under the Lease because of any default under the Mortgage.

3. Attornment. If Lender shall become the owner of the Mortgaged Property or the Mortgaged Property shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Mortgage or the Mortgaged Property shall be conveyed by deed in lieu of foreclosure, the Lease shall continue in full force and effect as a direct Lease between Tenant and Lender (or other purchaser of the Mortgaged Property, who shall succeed to the rights and duties of Landlord), provided that the conditions and agreements of non-disturbance and other agreements as set forth in Paragraph 2 of this Agreement above are met and provided that Lender (or other purchaser of the Mortgaged Property) performs all obligations of the landlord under the Lease arising from and after the date Lender (or other purchaser of the Mortgaged Property) acquires title to the Property. In such event, Tenant shall attorn to Lender or such purchaser, as the case may be, upon any such occurrence and shall recognize Lender or such purchaser, as the case may be, as the landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Lender or of any holder(s) of any of the indebtedness or other obligations secured by the Mortgage or any such purchaser, any instrument or certificate which, in the sole reasonable judgment of the requesting party, is necessary or appropriate, in connection with any such foreclosure or deed in lieu of foreclosure or otherwise, to evidence such attornment, which instrument or certificate shall be in form and content reasonably acceptable to Tenant. Tenant hereby waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder as a result of any such foreclosure or deed in lieu of foreclosure. The respective rights and obligations of Tenant and Lender upon such attornment, to the extent of the then remaining balance of the Term, shall be and are the same as are then set forth in the Lease between Tenant and Landlord.

4. Obligations and Remedies. If Lender shall become the owner of the Mortgaged Property or the Mortgaged Property shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Mortgage or the Mortgaged Property shall be conveyed by deed in lieu of foreclosure, Lender or other purchaser of the Mortgaged Property, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants and conditions of the Lease on Tenant’s part to be performed that Landlord had or would have had if Lender or such purchaser had not succeeded to the interest of Landlord. Upon attornment by Tenant as provided herein, Lender or such purchaser shall be bound to Tenant under all the terms, covenants and conditions of the Lease and Tenant shall have the same remedies against Lender or such purchaser for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord if Lender or such purchaser had not succeeded to the interest of Landlord; provided, however, that Lender or such purchaser shall not be liable or bound to Tenant:

a.	for any act or omission of any prior landlord (including Landlord) except that Lender shall be required to cure any continuing defaults following notice to Lender and the expiration of applicable cure periods under the Lease; or

b.	for any offsets or defenses which the Tenant might be entitled to assert against Landlord; or

c.	for or by any rent or additional rent which Tenant might have paid for more than two (2) months to any prior landlord (including Landlord) for any period prior Lender’s acquisition of the Mortgaged Property; or

d.	by any amendment or modification of the Lease, which results in a reduction of any rent or other charges payable by the Tenant or which increases the obligations of Landlord under the Lease or permits an earlier termination or expiration thereof, made without Lender’s consent; or

e.	for any security deposit, rental deposit or similar deposit given by Tenant to a prior landlord (including Landlord) unless such deposit is actually paid over to Lender or such purchaser by the prior landlord; or

f.	for any tenant allowance, if any, as set forth in the Lease; or

g.	for the construction of any improvements required of Landlord under the Lease in the event Lender or such purchaser acquires title to the Mortgaged Property prior to full completion and acceptance by Tenant of improvements required under the Lease; provided, however, such lack of liability on the part of Lender or such purchaser pursuant to this subsection shall not affect Tenant’s rights of self-help and offset or termination described in the Lease in the event of such failure to complete such improvements as long as Tenant has provided all applicable notices and cure periods as required under the Lease and this Agreement; provided further however, if after Lender acquires title to the Mortgaged Property, Lender determines not to complete the Additional Space (as defined in the Lease), such determination will be considered a “Landlord Delay (as defined in the Lease) for purposes of establishing the Additional Space Commencement Date (as defined in the Lease); or

h.	for the payment of any leasing commissions or other expenses for which any prior landlord (including Landlord) incurred the obligation to pay; or

i.	by any provision of the Lease restricting use of other properties owned by Lender, as landlord; or

j.	by any notice given by Tenant to a prior landlord (including Landlord) unless a copy thereof was also then given to Lender.

The person or entity to whom Tenant attorns shall be liable to Tenant under the Lease only for matters arising during such person’s or entity’s period of ownership. Tenant acknowledges and agrees that, pursuant to Subsection 4(a) above, neither Lender nor any purchaser of the Mortgaged Property at foreclosure sale or any grantee of the Mortgaged Property named in a deed in-lieu of foreclosure, nor any heir, legal representative, successor, or assignee of Lender or any such purchaser or grantee (herein called “Lender and/ its successors”), has or shall have any personal liability for the obligations of Landlord or any other prior landlord under the Lease except to the extent unremedied defaults of Landlord (or any prior landlord) continue after Lender and its successors succeed to the interest of Landlord under the Lease, subject however to the limitations of liability of Lender and its successors as set forth in Section 10 below.

5. No Abridgment. Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed.

6. Representations by Tenant. Tenant represents and warrants to Lender that Tenant has validly executed the Lease; the Lease is valid, binding and enforceable and is in full force and effect in accordance with its terms; the Lease has not been amended except as stated herein; no rent under the Lease has been paid more than thirty (30) days in advance of its due date; to the best of its knowledge, there are no defaults existing under the Lease; and Tenant, as of this date, to the best of its knowledge, has no charge, lien, counterclaim or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due under the Lease.

7. No Amendment or Termination of Lease. Lender and Tenant agree that Tenant’s interest in and obligations under the Lease shall not be altered or modified, which results in a reduction of any rent or other charges payable by the Tenant or which increases the obligations of Landlord under the Lease or permits an earlier termination or expiration thereof, without the prior written consent of Lender, nor shall Landlord and Tenant enter into a consensual termination of the Lease without the prior written consent of Lender.

8. Rent Payment. If Lender shall become the owner of the Mortgaged Property or the Mortgaged Property shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Mortgage or the Mortgaged Property shall be conveyed by deed in lieu of foreclosure, Tenant agrees to pay all rents directly to Lender or other purchaser of the Mortgaged Property, as the case may be, in accordance with the Lease immediately upon notice of Lender or such purchaser, as the case may be, succeeding to Landlord’s interest under the Lease. Tenant further agrees to pay all rents directly to Lender immediately upon notice that Lender is exercising its rights to such rents under the Mortgage or any other loan documents (including but not limited to any Assignment of Rents) following a default by Landlord or other applicable party. Tenant shall be under no obligation to ascertain whether a default by Landlord has occurred under the Mortgage or any other loan documents. Landlord waives any right, claim or demand it may now or hereafter have against Tenant by reason of such direct payment to Lender and agrees that such direct payment to Lender shall discharge all obligations of Tenant to make such payment to Landlord.

9. Landlord Defaults. Tenant agrees to give Lender a copy of any default notice sent by Tenant under the Lease to Landlord. Tenant agrees with Lender that effective as of the date of this Agreement: Tenant shall not take any steps to terminate the Lease for any default by Landlord or any succeeding owner of the Mortgaged Property until after giving Lender written notice of such default, stating the nature of the default and giving Lender thirty (30) days from receipt of such notice to effect cure of the same, or if cure cannot be effected within said thirty (30) days due to the nature of the default, Lender shall have a reasonable time to cure provided that it commences cure within said thirty (30) day period of time and diligently pursues such cure to completion; and notice to Landlord under the Lease (oral or written) shall not constitute notice to Lender.

10. Liability of Lender. If Lender shall become the owner of the Mortgaged Property or the Mortgaged Property shall be sold by reason of foreclosure or other proceedings brought to enforce the Mortgage or the Mortgaged Property shall be conveyed by deed in lieu of foreclosure, Tenant agrees that, notwithstanding anything to the contrary contained in the Lease, after such foreclosure sale or conveyance by deed in lieu of foreclosure, Lender shall have no personal liability to Tenant under the Lease and Tenant shall look solely to the estate and interest of Lender in the Mortgaged Property, to the net proceeds of sale thereof or the rentals received therefrom, for the satisfaction of Tenant’s remedies for the collection of a judgment or other judicial process requiring the payment of money by Lender in the event of any default or breach by the landlord with respect to any of the terms, covenants, and conditions of the Lease to be observed or performed by the landlord and any other obligation of the landlord created by or under the Lease, and no other property or assets of Lender shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant’s remedies. Further, in the event of any transfer by Lender of Landlord’s interest in the Lease, Lender (and in the case of any subsequent transfers or conveyances, the then assignor), including each of its partners, officers, beneficiaries, co-tenants, shareholders or principals (as the case may be) shall be automatically freed and released, from and after the date of such transfer or conveyance, of all liability for the performance of any covenants and agreements which accrue subsequent to the date of such transfer of Landlord’s interest.

11. Notice. Any notice or communication required or permitted hereunder shall be given in writing, sent by personal delivery, or expedited delivery service with proof of delivery, or United States mail, postage prepaid, registered or certified mail, or telegram or telex, addressed as follows:

To Lender:	LEGACYTEXAS BANK 5000 Legacy Drive, Suite 200 Plano, Texas 75024 Attention: Alan Williams

To Tenant:	EFJ, Inc. 1440 Corporate Drive Irving, TX 75038-2401 Attention: Andy Massey

To Landlord:	1440 CORPORATE, L. P. c/o STREAM REALTY PARTNERS, LP 2200 Ross Avenue, Suite 5400 Dallas, Texas 75201 Attn: Michael J. McVean

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram or telex, upon receipt.

12. Notice of Mortgage. To the extent that the Lease shall entitle Tenant to notice of any deed of trust or security agreement, this Agreement shall constitute such notice to the Tenant with respect to the Mortgage and to any and all other deeds of trust and security agreements which may hereafter be subject to the terms of this Agreement.

13. Modification. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

14. Successor Lender. The term “Lender” as used throughout this Agreement includes any successor or assign of Lender, any affiliate of Lender acquiring the Mortgaged Property at foreclosure or by deed-in-lieu of foreclosure, and any holder(s) of any interest in the indebtedness secured by the Mortgage.

15. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns, and any purchaser or purchasers at foreclosure of the Mortgaged Property, and their respective successors and assigns.

16. Section Headings. The section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

17. Gender and Number. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless the context otherwise requires.

18. Applicable Law. This Agreement and the rights and duties of the parties hereunder shall be governed by all purposes by the law of the state where the Mortgaged Property is located and the law of the United States applicable to transactions within such state.

19. Counterparts. This Agreement may be executed in multiple counterparts and by the different parties hereto in separate counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute but one and the same instrument, with the same effect as if all parties to this Agreement had signed the same signature page.

20. Attorneys Fees. In the event any legal action or proceeding is commenced to interpret or enforce the terms of or obligations arising out of this Agreement, or to recover damages for the breach thereof, the party prevailing in any such action or proceeding shall be entitled to recover from the non prevailing party all reasonable attorneys fees, costs and expenses incurred by the prevailing party as shall be pled and proven by such party and awarded by a court of competent jurisdiction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LENDER:

LEGACYTEXAS BANK

By:
Name:
Title:

STATE OF TEXAS	)
)
COUNTY OF COLLIN	)

This instrument was acknowledged before me on the ______ day of March, 2006, by _________________________________, ________________________________________ of LEGACYTEXAS BANK, a state banking association, known to me to be the person who executed this agreement in the capacity and for the purposes therein stated.

Notary Public, State of Texas

[ S E A L ]

TENANT:

EFJ, INC.

By:
Name:
Title:

STATE OF TEXAS	)
)
COUNTY OF ________	)

This instrument was acknowledged before me on the ______ day of March, 2006 by ________________________, as _________________ of EFJ, INC., a ________________________ corporation, on behalf of said corporation.

NOTARY PUBLIC, STATE OF TEXAS

LANDLORD:

1440 CORPORATE, L. P., a Texas limited partnership

By:	Stream Acquisition XXXVI, L.L.C., a Texas limited liability company, its general partner

By:
Name:
Title:

STATE OF TEXAS	)
)
COUNTY OF __________	)

This instrument was acknowledged before me on the ______ day of March, 2006 by ____________________, as _________________ of Stream Acquisition XXXVI, L.L.C., a Texas limited liability company, general partner of 1440 Corporate, L.P., a Texas limited partnership, on behalf of said limited liability company and limited partnership.

NOTARY PUBLIC, STATE OF TEXAS

EXHIBIT A

PROPERTY DESCRIPTION

TO BE ATTACHED

EXHIBIT A

PROPERTY DESCRIPTION

TO BE ATTACHED

EXHIBIT E

ARBITRATION

a.	Before invoking the binding dispute mechanism set forth in this Agreement, the parties shall first participate in mediation of any dispute arising under this Agreement. If such mediation is not concluded within twenty days (20) days from the date of the notice of breach by one of the parties, then any controversy or claim relating to this Agreement (whether contract, tort, or both), or the breach of this Agreement, other than claims for a temporary restraining order, order to show cause or other extraordinary, equitable relief for which monetary damages are inadequate, shall be arbitrated.

b.	The party initiating arbitration shall also simultaneously file duplicate copies of its notice of arbitration with any regional office of the American Arbitration Association (“AAA”), together with the appropriate fee as provided in the AAA’s administrative fee schedule. The initiating party shall state in its notice of arbitration the regional office of AAA it has selected and thereafter all communications with the AAA regarding the arbitration proceedings shall be directed to such office unless the AAA directs otherwise. The notice of arbitration shall contain a brief description of the nature of the dispute to be arbitrated and the remedy or resolution sought by the party initiating arbitration. Such notice may also contain a request that the dispute be arbitrated by a panel of three arbitrators. If no such request is contained in the notice, it shall be presumed that the party seeking arbitration desires the dispute to be determined by a single arbitrator.

c.	The other party shall, within twenty (20) days from the date of mailing of the notice of arbitration, file with the initiating party and the AAA a response in which it states its view regarding the dispute to be arbitrated and the remedy or resolution it desires. Such response may also include a request that the dispute be determined by a panel of three arbitrators. If either of the parties indicate, in accordance with Exhibit E. Article b. or this Exhibit E. Article c, its desire to have the dispute determined by a panel of three arbitrators, it shall be so determined. Otherwise, the dispute shall be determined by a single arbitrator.

d.

As soon as practicable after the expiration of the twenty (20) day period beginning upon the date of mailing of the initiating party’s notice of arbitration, the AAA shall compile a list of available arbitrators competent and qualified to determine the dispute as described in the notice of arbitration and the responses thereto. If the parties have elected, in accordance with Exhibit E. Article c, to have the dispute determined by a panel of three arbitrators, the list shall be composed of eight names and if the parties have elected to have the dispute determined by a single arbitrator, the list shall be composed of six names. The AAA shall also, at the same time, by lot, rank the parties in order, and shall thereupon forthwith transmit the list simultaneously to the parties and inform them of the order in which it has ranked them. Unless the parties shall beforehand agree to a different time or place, or both, they shall meet at the principal office of Tenant at 10:00 a.m. local time on the fifth business day after the date of mailing the AAA’s list of arbitrators and notice of ranking. At such time, they shall each in accordance with the ranking determined by the AAA, in turn, strike a name from the list submitted by the AAA. The three or the one remaining, as the case may be, when such process of striking has been completed, shall be the arbitrators or arbitrator to arbitrate and determine the dispute. If any of the arbitrators so selected declines or for any reason fails to serve, the AAA shall forthwith furnish the parties a second list of additional available arbitrators competent and qualified to determine the dispute, such list to contain five names plus the names of as many individuals as there are vacancies to fill because of the failure to serve of previously selected arbitrators. The parties shall thereupon again, in accordance with the ranking determined by the AAA, one by one, in turn, strike names from the list. The individuals or individual whose names or name remain on the list upon the completion of such striking shall, together with any arbitrators previously chosen in the case of a dispute to be determined by a panel of three arbitrators, be the arbitrators to arbitrate and determine the dispute. This procedure shall be repeated until one or three arbitrators, as the case may be, who are willing and able to serve have been selected. If either of the parties at any point fails to participate in the procedure hereinabove established to select arbitrators, the AAA shall forthwith eliminate one name from the list of arbitrators for each party not so participating.

e.	Unless otherwise agreed by the Parties, the arbitration proceedings shall be held in Dallas, Texas at such location selected by the arbitrator or panel of arbitrators.

f.	Except as set forth in this Exhibit E, all arbitration proceedings under this Exhibit E shall be conducted in accordance with the Commercial Arbitration Rules of the AAA, as then amended and in effect; and such rules shall be interpreted and applied and questions regarding the arbitration process not resolved under such rules shall be determined in accordance with the Uniform Arbitration Act, as enacted in the State of Texas; provided, however, that the arbitrator or panel of arbitrators shall resolve such dispute within sixty (60) days from the day a party submitted its notice or arbitration to the other party and the AAA.

g.	The Arbitrator’s or Arbitrators’, as the case may be, decision with respect to any matter referred to arbitration pursuant to the provisions of this Article shall be final and binding upon the parties. The parties agree that judgment on the arbitration award may be entered by any court of competent jurisdiction.

h.	In any litigation, arbitration, or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Agreement, the prevailing party shall be awarded reasonable attorney fees, together with any costs and expenses, to resolve the dispute and to enforce the final judgment.

i.	For the avoidance of doubt, Tenant’s obligation to pay Basic Rent and Taxes in accordance with the provisions of this Lease are not matters that may be submitted for arbitration. Further, Landlord’s willingness to submit to arbitration for any dispute under this Lease shall not limit, abate or otherwise suspend Landlord’s remedies hereunder.